CUSIP No. 925524142

                                     VIACOM INC.

               No.                 Certificate for   Variable Common Rights

                    This certifies that                                 ,
          or registered assigns (the "Holder"), is the owner of the number of Variable Common Rights ("VCRs") of Viacom Inc., a Delaware corporation (the "Company"), set forth above. Each VCR entitles the Holder, subject to the provisions contained herein, to convert such VCR into shares of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company or any other capital stock of the Company into which the Class B Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, the
          Class B Common Stock.   Such number of shares of Class B Common
          Stock, if any, into which each VCR will convert shall be determined by the Company pursuant to the provisions set forth on the reverse hereof and written notice thereof shall be provided to the Holders of the VCRs promptly after the VCR Conversion Date (as defined below). The Company's determination of the number of shares, if any, of Class B Common Stock into which each VCR will convert shall be conclusive and binding absent manifest error. Such conversion shall be made on _________ , 1995 (the "VCR Conversion Date"). Under certain circumstances, as described on the reverse hereof, the Holders of VCRs will not be entitled to any additional shares of Class B Common Stock on the VCR Conversion Date and this VCR Certificate and the VCRs represented hereby will expire on the VCR Conversion Date.

                    The transfer of the VCRs represented by this VCR Certificate is registerable on the Security Register of the Company, upon surrender of this VCR Certificate for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which initially shall be ____________, or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new VCR Certificates, for the same number of VCRs, will be issued to the designated transferee or transferees. In no case, however, shall the Company be required to issue fractional VCRs.

                    Conversion of the VCRs represented hereby into shares of Class B Common Stock, if any, pursuant to this VCR Certificate shall be made only upon presentation and surrender of this VCR Certificate by the Holder hereof, in person or by duly authorized attorney, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company for such purpose.

                    This VCR Certificate and the rights evidenced hereby are issued and held subject to the laws of the State of Delaware, the Restated Certificate of Incorporation of the Company, as amended to the date hereof and as the same may be further amended and restated from time to time, and the By-Laws of the Company, as amended to the date hereof and as the same may be further amended and restated from time to time. Reference is hereby made to the further provisions of this VCR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    IN WITNESS WHEREOF, the Company has caused this VCR Certificate to be executed and attested by the facsimile signatures of its duly authorized officers under its corporate seal.

               Dated:                        VIACOM INC.

          Attest:                            By
                                               ----------------------------
                                   [SEAL]

          ------------------------------
          Authorized Signature

                              REVERSE OF VCR CERTIFICATE

                    Each VCR represents the right to receive, subject to the provisions contained herein, shares of Class B Common Stock on the VCR Conversion Date. Such number of shares, if any, will be determined by the Company in accordance with the provisions herein and, under certain circumstances, as described below, the Holders of VCRs will not be entitled to any additional shares of Class B Common Stock and this VCR Certificate and the VCRs represented hereby will expire on the VCR Conversion Date.

                    The number of shares of Class B Common Stock, if any, into which each VCR shall be convertible will be calculated as follows:

                    Determination of Conversion Value. Subject to the limitation on conversion value described below, a value for Viacom Class B Common Stock (the "Class B Value") will be determined in the 90 qualified trading day period immediately preceding the VCR Conversion Date (the "Alternative VCR Valuation Period"). The Class B Value will equal the average closing price on the American Stock Exchange (or such other exchange on which shares of Class B Common Stock are then listed) for one share of Class B Common Stock during any 30 consecutive qualified trading days in the Alternative VCR Valuation Period which yield the highest such average closing price.

          The Class B Value will determine the number of shares, if any, into which each VCR shall be converted (a "VCR Conversion Value"), as set forth below:

          Class B Value                  VCR Conversion Value
          -------------                  --------------------
                               (expressed as a fraction of one share of
                                         Class B Common Stock)

          $0 to $35.99  . . .      0.13829

          $35 to $40  . . . .         30 - 0.32     minus 0.08 minus 0.60615
                                   ---------------
                                   Class B Value

          $40.01 to $47.99  .      0.05929

          $48 to $52  . . . .         36 - 0.32     minus 0.08 minus 0.60615
                                   ---------------
                                   Class B Value

          $52.01 and above  .      0 (Zero)

          The dollar amounts set forth in the above table under the caption entitled "Class B Value" are each a "Class B Conversion Value". The number of shares of Class B Common Stock issuable upon conversion of the VCRs and collectively, the numbers in the formula used to determine such amount, each as set forth under the caption entitled "VCR Conversion Value" are each a "VCR Conversion Value". Each such Class B Conversion Value and VCR Conversion Value, as it may have been previously adjusted, shall be adjusted upon each occurrence of an event described below under "Adjustments".

                    Limitation on Conversion Value. Notwithstanding the determination of VCR Conversion Value described above, if at any time during the period from _______, 1994 (the

          "Issue Date") until the VCR Conversion Date the average closing price for a share of Class B Common Stock on the American Stock Exchange (or such other exchange on which shares of Class B Common Stock are then listed) for any 30 qualified consecutive trading days is: (a) above $40 (a "Class B Conversion Value"), then the maximum conversion value for each VCR will equal 0.05929 (a "VCR Conversion Value") of one share of Class B Common Stock or (b) above $52 (a "Class B Conversion Value"), then the VCRs will have no value and will automatically terminate. Each such Class B Conversion Value and VCR Conversion Value, as it may have been previously adjusted, shall be adjusted upon each occurrence of an event as described below under "Adjustments".

                    For the purposes of determining any period of qualified trading days, a trading day is not qualified if (i) with respect to a day during the first month following the Issue Date, fewer than 400,000 shares of Class B Common Stock trade on such day,
          (ii) with respect to a day during the second month following the Issue Date, fewer than 300,000 shares of Class B Common Stock trade on such day, (iii) with respect to a day during the third month following the Issue Date, fewer than 250,000 shares of Class B Common Stock trade on such day and (iv) with respect to a day from and after the first day of the fourth month following the Issue Date, fewer than 200,000 shares of Class B Common Stock trade on such day. Otherwise, each trading day will be qualified.

                    In the event that the Company determines that the VCRs are not convertible into any shares of Class B Common Stock on the VCR Conversion Date, the Company shall give to the Holders of the VCRs notice of such determination. Upon making such determination, absent manifest error, this VCR Certificate shall terminate and become null and void and the Holder hereof shall have no further rights with respect hereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

                    Prior to the time of due presentment of this VCR Certificate for registration of transfer, the Company and any agent of the Company may treat the person in whose name this VCR Certificate is registered as the owner hereof for all purposes, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

                     The Company may, but shall not be required to, issue fractional shares of Class B Common Stock on conversion of the VCRs. In lieu of a fractional share, the Company may, at its option, make a cash payment for the fraction based on the average closing prices of the Class B Common Stock for the 15 consecutive trading day period, the first day of which shall be the twentieth trading day prior to the conversion.

                    Except as set forth herein with respect to adjustments, this VCR Certificate confers no rights with respect to any dividends declared by the Company on the Class B Common Stock to holders of record on a record date prior to the VCR Conversion Date.

                                     Adjustments

                    Each Class B Conversion Value will be reduced by a percentage equal to any percentage decline in excess of 25% in the Standard & Poor's 400 Index from the Issue Date until the VCR Conversion Date.

                    The Class B Conversion Values and the VCR Conversion Values shall be subject to adjustment from time to time in certain events, including (i) the payment of a dividend or other distribution by the Company to its stockholders in shares of Class B Common Stock, (ii) the sub-division (by stock split, stock dividend or otherwise) or combination (by reverse stock split or otherwise) of the outstanding Class B Common Stock or
          (iii) the issuance by reclassification of shares of Class B Common Stock. Upon each such event, the Company shall appropriately adjust the Class B Conversion Values and VCR Conversion Values. Whenever an adjustment is made as provided herein, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) mail a brief summary thereof to each Holder of a VCR. Such adjustment, absent manifest error, shall be final and binding on the Holder hereof. Each outstanding VCR Certificate shall thereafter be deemed to be amended to provide for the adjusted Class B Conversion Values and
          VCR Conversion Values.   No adjustment to the Class B Conversion
          Values and VCR Conversion Values is required unless such adjustment would require an increase or decrease of at least 1% in such values, but any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               THE COMPANY WILL FURNISH WITHOUT CHARGE, TO EACH HOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

               RESTRICTIONS ON TRANSFER AND VOTING OF COMMON STOCK: THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF
          THE COMPANY PROVIDES THAT, SO LONG AS THE COMPANY OR ANY OF ITS SUBSIDIARIES HOLDS ANY AUTHORIZATION FROM THE FEDERAL COMMUNICATIONS COMMISSION (OR ANY SUCCESSOR THERETO), IF THE COMPANY HAS REASON TO BELIEVE THAT THE OWNERSHIP, OR PROPOSED OWNERSHIP, OF SHARES OF CAPITAL STOCK OF THE COMPANY BY ANY STOCKHOLDER OR ANY PERSON PRESENTING ANY SHARES OF CAPITAL STOCK OF THE COMPANY FOR TRANSFER INTO HIS NAME (A "PROPOSED TRANSFEREE") MAY BE INCONSISTENT WITH, OR IN VIOLATION OF, ANY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS (AS HEREINAFTER DEFINED), SUCH HOLDER OR PROPOSED TRANSFEREE, UPON REQUEST OF THE COMPANY, SHALL FURNISH PROMPTLY TO THE COMPANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, INFORMATION WITH RESPECT TO CITIZENSHIP, OTHER OWNERSHIP INTERESTS AND AFFILIATIONS) AS THE COMPANY SHALL REASONABLY REQUEST TO DETERMINE WHETHER THE OWNERSHIP OF, OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO SHARES OF CAPITAL STOCK OF THE COMPANY BY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE IS INCONSISTENT WITH, OR IN VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS. AS USED HEREIN, THE TERM "FEDERAL

          COMMUNICATIONS LAWS" SHALL MEAN ANY LAW OF THE UNITED STATES
          NOW OR HEREAFTER IN EFFECT (AND ANY REGULATION THEREUNDER) PERTAINING TO THE OWNERSHIP OF, OR THE EXERCISE OF RIGHTS OF OWNERSHIP WITH RESPECT TO, CAPITAL STOCK OF CORPORATIONS HOLDING, DIRECTLY OR INDIRECTLY, FEDERAL COMMUNICATIONS COMMISSION AUTHORIZATIONS, INCLUDING, WITHOUT LIMITATION, THE COMMUNICATIONS ACT OF 1934, AS AMENDED (THE "COMMUNICATIONS ACT"), AND REGULATIONS THEREUNDER PERTAINING TO THE OWNERSHIP, OR THE EXERCISE OF THE RIGHTS OF OWNERSHIP, OF CAPITAL STOCK OF CORPORATIONS HOLDING, DIRECTLY OR INDIRECTLY, FEDERAL COMMUNICATIONS COMMISSION AUTHORIZATIONS, BY (I) ALIENS, AS DEFINED IN OR UNDER THE COMMUNICATIONS ACT, AS IT MAY BE AMENDED FROM TIME TO TIME, (II) PERSONS OR ENTITIES HAVING INTERESTS IN TELEVISION OR RADIO STATIONS, DAILY NEWSPAPERS AND CABLE TELEVISION SYSTEMS OR (III) PERSONS OR ENTITIES, UNILATERALLY OR OTHERWISE, SEEKING DIRECT OR INDIRECT CONTROL OF THE COMPANY, AS CONSTRUED UNDER THE COMMUNICATIONS ACT, WITHOUT HAVING OBTAINED ANY REQUISITE PRIOR FEDERAL REGULATORY APPROVAL OF SUCH CONTROL. IF ANY STOCKHOLDER OR PROPOSED TRANSFEREE FROM WHOM INFORMATION IS REQUESTED AS DESCRIBED ABOVE SHOULD FAIL TO RESPOND TO SUCH REQUEST OR THE COMPANY SHALL CONCLUDE THAT THE OWNERSHIP, OR THE EXERCISE OF ANY RIGHTS OF OWNERSHIP WITH RESPECT TO, SHARES OF CAPITAL STOCK OF THE COMPANY BY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE COULD RESULT IN ANY INCONSISTENCY WITH, OR VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS, THE COMPANY MAY REFUSE TO PERMIT THE TRANSFER OF SHARES OF CAPITAL STOCK OF THE COMPANY
          TO SUCH PROPOSED TRANSFEREE, OR MAY SUSPEND THOSE RIGHTS OF STOCK OWNERSHIP THE EXERCISE OF WHICH WOULD RESULT IN ANY INCONSISTENCY WITH, OR VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS, SUCH REFUSAL OF TRANSFER OR SUSPENSION TO REMAIN IN EFFECT UNTIL THE REQUESTED INFORMATION HAS BEEN RECEIVED AND THE COMPANY HAS DETERMINED THAT SUCH TRANSFER OR THE EXERCISE OF SUCH SUSPENDED RIGHTS, AS THE CASE MAY BE, IS PERMISSIBLE UNDER THE FEDERAL COMMUNICATIONS LAWS, AND THE COMPANY MAY EXERCISE ANY AND ALL APPROPRIATE REMEDIES, AT LAW OR IN EQUITY, IN ANY COURT OF COMPETENT JURISDICTION, AGAINST ANY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE, WITH A VIEW TOWARDS OBTAINING SUCH INFORMATION OR PREVENTING OR CURING ANY SITUATION WHICH WOULD CAUSE ANY INCONSISTENCY WITH, OR VIOLATION OF, ANY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS, AS USED HEREIN, THE WORD "PERSON" SHALL INCLUDE NOT ONLY NATURAL PERSONS BUT PARTNERSHIPS, ASSOCIATIONS, CORPORATIONS, JOINT VENTURES, AND OTHER ENTITIES AND THE "REGULATION" SHALL INCLUDE NOT ONLY REGULATIONS BUT RULES, PUBLISHED POLICIES AND PUBLISHED CONTROLLING INTERPRETATIONS BY AN ADMINISTRATIVE AGENCY OR BODY

          EMPOWERED TO ADMINISTER A STATUTORY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS.